Exhibit 5.1

June 27, 2007

National Retail Properties, Inc.

450 South Orange Avenue

Suite 900

Orlando, Florida 32801

Ladies and Gentlemen:

We have acted as counsel to National Retail Properties, Inc., a Maryland corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering of up to 5,900,000 shares of common stock, par value $.01 per share (the “Common Shares”), of the Company, that may be offered from time to time pursuant to the Company’s 2007 Performance Incentive Plan (the “Plan”).

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to examination of copies of the following (each, a “Document,” and collectively, the “Documents”):

(i)	the First Amended and Restated Articles of Incorporation of the Company as certified by the Maryland State Department of Assessments and Taxation on June 19, 2007, and as certified by the Executive Vice President and General Counsel of the Company as of the date hereof;

(ii)	the Third Amended and Restated Bylaws, as amended, of the Company as certified by the Executive Vice President and General Counsel of the Company as of the date hereof;

(iii)	the Registration Statement;

(iv)	resolutions of the Board of Directors of the Company adopted by unanimous written consent on March 12, 2007 in the form certified to us by the Executive Vice President and General Counsel of the Company on the date hereof; and

(ix)	a certificate of an officer of the Company dated as of the date hereof.

National Retail Properties, Inc.

June 27, 2007

Based upon the foregoing and subject to the assumptions, qualifications, limitations, and exceptions set forth below, we are of the opinion that the Common Shares, when issued and delivered by the Company in accordance with the terms described in the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable.

For purposes of this opinion, we have not reviewed any documents other than the Documents. In particular, we have not reviewed any document (other than the Documents) that is referred to in or incorporated by reference into any Document reviewed by us. We have assumed that no provision exists in any document that we have not reviewed that is inconsistent with the opinions stated herein.

In connection with this opinion, we have considered such matters of law and fact as we, in our professional judgment, have deemed necessary or appropriate to render the opinions contained herein. In rendering this opinion letter, we have assumed without independent investigation: (i) the completeness of all Documents; (ii) the genuineness of all signatures; (iii) the legal capacity of all individuals who have executed any of the Documents; (iv) the authenticity of all Documents submitted to us as originals; (v) the conformity to the original documents of all Documents submitted to us as certified, photostatic, reproduced, facsimile or conformed copies of valid existing agreements; (vi) the authenticity of all such latter Documents; and (vii) that the statements regarding matters of fact in any of the Documents that we have examined are accurate and complete. We have further assumed that there are no oral or written modifications or amendments to any of the Documents, and that the executed versions of the Documents are identical to any unexecuted forms or versions that we may have reviewed.

Our opinions expressed above are limited in all respects and for all purposes to the laws of the State of Maryland (excluding the securities laws and blue sky laws of the State of Maryland), and we express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Maryland laws and rules, regulations and orders thereunder that are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property. The opinions set forth in this letter are limited to the matters and the transaction expressly addressed herein and no opinion is to be implied or may be inferred beyond the opinions expressly stated in this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The giving of this consent, however, does not constitute an admission that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

PILLSBURY WINTHROP SHAW PITTMAN LLP